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                                                                  Exhibit 10.25

                             JOINT VENTURE AGREEMENT


         This Agreement, dated and effective as of November 25, 1994, by and between CELEX Group, Inc., an Illinois corporation ("Celex"), and Celebrating Excellence of Minnesota, Inc., a Minnesota corporation ("CEM"), being hereinafter sometimes collectively called "Partners" and individually called a "Partner",

                               W I T N E S S E T H

         WHEREAS, the Partners wish to engage together in the operation of retail "SUCCESSORIES" businesses in the State of Minnesota and, to further that objective, to form a partnership and adopt this Agreement as the articles of partnership of such partnership (the "Partnership");

         WHEREAS, Celex and CEM previously entered into an Area Development Agreement dated May 26, 1992 (the "Area Development Agreement") which authorized CEM to develop and establish one (1) or more Franchised Businesses as defined therein within the designated territory described therein, each pursuant to a separate franchise agreement;

         WHEREAS, of even date herewith CEM has contributed its right, title and interest in and to the Area Development Agreement and all franchise agreements related thereto to the Partnership;

         WHEREAS, of even date herewith, CEM has contributed certain assets directly related to CEM's current retail operations at the Southdale Center in Edina, Minnesota and the Ridgedale Shopping Center in Minnetonka, Minnesota to the Partnership;

         WHEREAS, Celex and CEM previously signed an agreement dated April 26, 1993 regarding the potential mutual development of a retail store at the Mall of America in Bloomington, Minnesota which, as of the date of execution of this Agreement, both parties agree and acknowledge is of no further force or effect whatsoever;

         WHEREAS, as a result of the assignment of the Area Development Agreement and any related franchise agreements to the Partnership, in addition to the Partnership relationship established under this Joint Venture Agreement between Celex and CEM, the parties intend that the terms of this Agreement shall take precedence over any conflicting provisions of the Area Development Agreement or any related franchise agreements, it being intended that the rights and privileges of the parties with regard to the operation of the business of the Partnership and their relationship to one another as Partners shall be governed by this Agreement; and

         WHEREAS, Celex and CEM agree and acknowledge that all amounts payable by CEM to Celex for franchise territories "B" and "C" and defined the Area Development Agreement are hereby forgiven and of no further force or effect.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and benefits herein set forth and contemplated, the Partners agree as follows:

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                                    ARTICLE I

                         ORGANIZATION OF THE PARTNERSHIP

                                (a) ESTABLISHMENT

         (i) The Partners hereby form and establish a general partnership (the "Partnership") under the Illinois Uniform Partnership Act for the limited purposes and scope set forth herein, and hereby adopt this Agreement as the Articles of Partnership of the Partnership.

         (ii) Except to the extent otherwise provided herein, the rights and liabilities of the Partners and the conduct and termination of the Partnership shall be governed by the Illinois Uniform Partnership Act.

         (iii) The Partners will promptly execute all certificates and other documents, and make all such filings and recordings and perform such other acts as may now or hereafter be necessary or desirable, to comply with the requirements of Illinois law for the organization and formation of the Partnership and the carrying on of its business.

         (iv) Each Partner shall be a general partner.

         (v) All real and other property including permits and licenses owned by or granted to or held by the Partnership shall be deemed to be owned by or granted to or held by the Partnership as an entity, and no Partner, individually, shall have any ownership of or right to use any such property.

                                    (b) NAME

         The name of the Partnership is "Minnesota Joint Venture" and the Partnership's business and affairs shall be conducted only under that name.

                           (c) EFFECTIVE DATE AND TERM

         The Partnership shall commence on the date hereof (hereinafter called the "Effective Date") and shall continue in effect until terminated as provided in Article X hereof.

                              (d) PRINCIPAL OFFICE

         The principal office and place of business of the Partnership shall be 919 Springer Drive, Lombard, Illinois 60148, or such other location as the Partners may designate.

                              (e) PURPOSE AND SCOPE

         The sole purpose of the Partnership shall be to engage in the business of operating "Successories" retail businesses in the State of Minnesota and in other activities incidental to such business; and performing all other activities, including the borrowing of money and the mortgaging of real or personal property of the Partnership in connection therewith, as are necessary or incidental to conducting such business.

         The Partners acknowledge and agree that there are certain aspects of Celex's current business operations which are beyond the scope and purpose of the Partnership and this Agreement. Specifically, Celex's direct mail marketing and wholesale sales operations will remain under the exclusive control of Celex and all profits resulting from such operations will remain the exclusive property of Celex. The Partnership shall have the ability, however, to conduct its own direct sales marketing activities within the State of Minnesota and Celex shall assist in such efforts by providing the names and addresses of persons from the State of Minnesota who purchase product directly from


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Celex. Further, Celex agrees to include "ink jet" messages on catalogs mailed by
Celex within the State of Minnesota which advise potential customers of the location of retail stores operated by the Partnership.

         The Partnership shall have the power to do any act and thing and to enter into any contract incidental to, or necessary, proper or advisable for, the accomplishment or attainment of the purpose of the Partnership specified in this Agreement.

                             (f) PARTNERS' AUTHORITY

         Except as provided in this Agreement, no Partner acting alone shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, the other Partner or the Partnership. Each Partner will indemnify the Partnership and the other Partner against any claim, loss or damage to the Partnership or such other Partner which may result from the Partner's breach of this Section (f).


                                   ARTICLE II

                                OTHER BUSINESSES

         Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to restrict in any way the freedom of either Partner or of any Affiliate of either Partner to conduct, independently of the Partnership, any business or activity whatever (other than the business contemplated to be performed by the Partnership under and in accordance with this Agreement) without any accountability to the Partnership or to the other Partner. For purposes of this Agreement "Affiliate" means, as to any entity, a corporation, company, trust, firm or other entity which directly or indirectly controls, or is controlled by, or is under common control with, such entity.

         Both Partners specifically acknowledge and agree that the purpose of the Joint Venture is to own and operate retail Successories locations and to conduct direct sales marketing activities incident thereto. As such, each Partner agrees that it will not engage in any similar type activity outside of the Partnership which would reasonably be construed as competitive with the Partnership.

         Further, Celex specifically agrees that it will use its best efforts to enforce the provisions of any other agreement it may have with a third party which prohibits the third party from conducting sales or marketing efforts within the State of Minnesota.

                                   ARTICLE III

                        CONTRIBUTIONS TO THE PARTNERSHIP

                            (a) INITIAL CONTRIBUTIONS

         On the date of this Agreement Celex and CEM shall contribute to the capital of the Partnership, and convey, transfer and assign into the name of the Partnership, all of its right, title and interest in and to the properties, real, personal and mixed, identified on Exhibit A (the "Initial Properties"). Celex and CEM each represent and warrant to the other and the Partnership that the respective Initial Properties contributed by each of them are free and clear of any liens or other interests of third parties of any nature whatsoever.

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                          (b) ADDITIONAL CONTRIBUTIONS

         (i) It is the intention of the Partners to provide all necessary funds for management, operation and expansion of the Partnership from the cash flow from operation of the retail Successories businesses. However, from time to time when required for Partnership purposes as determined by the Partners, the Partnership may choose to provide additional capital to the Partnership through a commercial lender or through a loan to the Partnership from Celex Group, Inc. If such a loan is provided to the Partnership by Celex Group, Inc., the Partners agree and acknowledge that the loan terms must be commercially reasonable and no more favorable than could be secured by the Partnership through traditional commercial lending programs. Any loan by Celex Group, Inc. to the partnership shall not have a term in excess of five (5) years. Any loan to the Partnership may only be in the amounts provided for in subsections (A) and (B) below and are hereinafter referred to as "Working Capital":

                  (A) the cash costs of the Partnership for the construction, acquisition or development (whether in the form of acquisition or construction costs or lease payments) of any new retail stores or related assets, and

                  (B) all other cash costs of Partnership operations after taking into account all income available to the Partnership for Partnership purposes.

         (ii) Except as described above, no interest shall be paid by the Partnership on any capital contributed to the Partnership.



                                   ARTICLE IV

                              PARTNERSHIP INTERESTS

               (a) THE PARTNERS' PERCENTAGE PARTNERSHIP INTERESTS

         Each Partner's Interest in the Partnership (its "Partnership Interest") shall be as follows:

                                   Celex - 60%

                                    CEM - 40%

subject to adjustment as provided in Article VIII.

            (b) ALLOCATIONS TO BE ACCORDING TO PARTNERSHIP INTERESTS

         Each Partner shall be entitled to each item of the Partnership's income, profit, gain, loss, cost, deduction, credit or allowance in proportion to its Partnership Interest.

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                                    ARTICLE V

                          MANAGEMENT OF THE PARTNERSHIP

                   (a) THE OPERATING COMMITTEE AND THE MANAGER

         The general conduct of the business of the Partnership shall be vested in an Operating Committee, which shall be empowered to set policy for and issue instructions to the general manager of the Partnership's business (the "Manager"), and to make all decisions in respect of the business and operations of the Partnership, except as otherwise set forth in this Agreement. The Manager shall have the responsibility for the day to day management of the operations and activities of the Partnership and shall be subject to the overall supervision of the Operating Committee. The initial Manager shall be George Kuczek under the terms and provisions of an Employment Agreement (the "Employment Agreement") as approved by the Operating Committee, but generally as set forth of Exhibit B attached hereto.

              (b) OPERATING COMMITTEE MEMBERS, VOTING AND MEETINGS

         The Operating Committee shall be composed of two representatives of each Partner. Each Partner may from time to time and for any reason replace any member of the Operating Committee appointed by it or designate an alternate to act for any member, which alternate shall be deemed a member of the Operating Committee while so acting. Each appointment made by a Partner to the Operating Committee shall remain in effect until the Partner making such appointment shall notify the Partnership and the other Partner of a change in such appointment. The members of the Operating Committee representing each Partner shall vote as a unit, and at all meetings of the Operating Committee a member shall be acting solely as the representative of the Partner which appointed him. All actions of the Operating Committee shall be taken by majority vote with the representative or representatives of each Partner present being entitled to vote in proportion to such Partner's Partnership Interest. Bi-annual meetings of the Operating Committee, at which among other things programs and budgets shall be considered, shall be held at the principal office of the Partnership on the first business day of February and August of each year (or such other date as the Operating Committee shall designate) and other meetings of the Operating Committee shall be held from time to time as the Operating Committee shall determine. Special meetings may be called by any member upon three days notice to each of the Partners. No business shall be conducted at any meeting of the operating Committee, however, unless Partners with at least a majority of the Partnership Interests are represented. Minutes shall be kept reflecting the actions of the Operating Committee, copies of which shall be promptly transmitted to each member and the Partners. Each Partner represents that it will use its best efforts to have its representative(s) present at all regular and properly noticed special meetings of the Partnership. Any action of the Partnership requiring a vote of the Operating Committee may be taken by unanimous written consent of the partners without a meeting.

                                  (c) EMPLOYEES

                  Celex shall employ and pay such persons, and provide such employees with such fringe benefits as the Operating Committee shall from time to time authorize, and the costs and expenses of such employees shall be reimbursed from the Partnership to Celex on a monthly basis, not later than the fifteenth (15th) day of each month as to the prior month. Celex shall report to the Partnership, not later than the fifth (5th) day of each month, the invoiced amount for such employee expenses as to the prior month.

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                 (d) CERTAIN MATTERS REQUIRING UNANIMOUS CONSENT

         Notwithstanding any other provision herein, the specific consent of each Partner shall be required in connection with the following matters and no action on such matters shall be taken by the Operating Committee or the Manager except in accordance with the consent of both Partners:

         (i) Any contract or agreement (including without limitation any contract or agreement for engineering, architectural, construction, environmental or financial or other consulting services, or any lease of equipment or facilities or extension of credit on behalf of a supplier) calling for, or reasonably expected to call for, the payment over its term by the Partnership of more than $5,000.00.

         (ii) Incurring, guaranteeing or otherwise becoming liable for indebtedness for borrowed money in an amount in excess of $10,000.00 in the aggregate, or $5,000.00 with respect to a specific transaction.

         (iii) Any charge, mortgage, lien or other encumbrance on or with respect to property owned by the Partnership other than charges, liens or encumbrances incurred in the ordinary course of business and removed or discharged within thirty days of the incurring thereof.

         (iv) Any lease or sublease of any property owned by the Partnership.

         (v) The acquisition or agreement to acquire or lease any property under a lease, conditional sale or other title retention agreement or subject to any lien, charge or encumbrance.

         (vi) Any action or inaction which might cause the breach or termination of any material agreement to which the Partnership or any Partner is a party, or termination of any rights or benefits to which the Partnership or any Partner is entitled.

         (vii) Any sale or transfer of any property or asset of the Partnership, other than obsolete or worn-out assets and property or assets, except in the ordinary course of business.

         (viii) The employment or discharge of employees of the Partnership at the level of store manager or any higher level.

         (ix) The adoption of pension and other employee benefit plans.

         (x) The liquidation or dissolution of the Partnership, except pursuant to Article XII hereof.

         (xi) Any transfer, assignment, charge, mortgage, lien or other encumbrance of, on or in respect of a Partners Partnership Interest, except as provided in Article IX.

         (xii) Amendment of this Agreement or any of its Exhibits.

         (xiii) Merger or consolidation of the Partnership into or with any other entity.

         (xiv) Any reduction or discontinuance of operations of the Partnership.

         (xv) Approval or modification of the Annual Business Plan and Annual Budget as set forth in Article VI below.

         (xvi) Development of any new business operations.

         (xvii) Approval or modification of material changes in accounting procedures or policies.

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                      (e) DEVELOPMENT OF ADDITIONAL STORES

         (i) The terms of this Agreement contemplate that the Partners and the Operating Committee must agree upon the timing and expense to be incurred by the Partnership in connection with the opening of new retail operations within the State of Minnesota.

         (ii) The Partners agree that they will cooperate with one another in good faith to determine the appropriate time and location for expansion of business operation of the Partnership recognizing that as Partners they have a fiduciary relationship on to the other.

         (iii) The Partners agree that time is of the essence in the development of all retail operations undertaken by the Partnership and that the Partnership will develop and operate at least three (3) Successories retail locations (one
(1) of which will be the Mall of America location in Bloomington, Minnesota) or maintain a cash balance of more than Twenty-Five Thousand Dollars ($25,000.00) before requesting any sort of cash or profit distributions to the Partners.

         (iv) The Partners agree that all Stores will operated in accordance with the standards established by Celex for its company-owned stores and, further, that the Partnership will purchase product for its retail stores in accordance with the price list established by Celex for its company-owned stores, which price list generally reflects Celex's fully absorbed cost.

                                   ARTICLE VI

               ACCOUNTING MATTERS; BOOKS AND RECORDS; TAX RETURNS

                                 (a) FISCAL YEAR

         The fiscal year of the Partnership shall be a calendar year, which is the Federal income tax year of Celex.

                         (b) BOOKS, RECORDS AND ACCOUNTS

         (i) In consideration of the services rendered by Celex to the Partnership as provided for in subsection (b), (c) and (d) of the Article VI, the Partnership agrees to pay to Celex, on a monthly basis, an administrative fee equal to each store's pro rata portion of administrative overhead charge for retail Successories businesses owned or operated by Celex, but in any event in an amount not to exceed three percent (3%) of the net revenues of the Partnership on an annualized basis. For purposes of this Agreement, "net revenues" shall refer to the total revenues associated with the Partnership operations, less all applicable taxes and freight charges. Not later than ninety
(90) days after the close of each fiscal year of the Partnership, Celex shall provide an accounting of the administrative fees paid to Celex for that fiscal period together with a reconciliation of amounts owed to the Partnership by Celex or amounts owed by the Partnership from Celex to adjust the payment to the annualized amount provided for herein.

         (ii) The books and records of the Partnership shall be maintained on an accrual basis in accordance with generally accepted accounting principles based upon information supplied by Manager to Celex so as to reflect accurately, among other things:

                  (A)      contributions by each Partner,

                  (B)      the capital account of each Partner,

                  (C)      distributions to each Partner,

                  (D)      assets and liabilities,

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                  (E)      receivables from and payables to each Partner,

                  (F)      income of the Partnership, and

                  (G) adequate records to permit the filing of Partners' and Partnership tax returns showing gross receipts, cost of goods sold, gross income, other income, deductions, losses, allowances, credits and net profits or losses.

                    (c) FINANCIAL REPORTS; INDEPENDENT AUDITS

         Promptly after the end of each month, Celex, on behalf of the Partnership, shall prepare and deliver to each Partner financial statements and related reports reflecting the financial position of the Partnership at the close of the month and the results of operations of the Partnership for the month. The Partnership shall have a certified audit of its books made as soon as practicable after the close of each fiscal year by Price Waterhouse or such other nationally recognized firm of public accountants as the Partners shall designate, and shall furnish each Partner copies of such financial statements and related reports reflecting the financial position of the Partnership at the close of the fiscal year and the results of operations of the Partnership for the fiscal year, together with the certificate of the public accountants covering the results of such audit.

                            (d) TAXES AND TAX RETURNS

         Celex, on behalf of the Partnership, shall prepare and file all tax returns required to be filed by the Partnership pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statutes, and all state and local tax returns required to be filed by the Partnership. The tax books of the Partnership shall be kept on an accrual basis. For tax purposes each item of gross income, profit, gain, loss, cost, deduction, credit or allowance shall be allocated to each partner in proportion to its Partnership Interest. No changes in the accounting methods for the purpose of preparation of tax returns of the Partnership shall be made without the consent of each Partner.

                                (e) ANNUAL BUDGET

         Within forty-five (45) days of the commencement of each fiscal year of the Partnership, other the fiscal year commencing January 1, 1994, the Partners shall agree upon, on a pro forma basis, the estimated receipts and expenditures (capital, operating and other) and an income statement for the ensuing fiscal year (the "Annual Budget"). Until such time as the initial Annual Budget is approved by the Partnership, the Operating Committee is authorized to incur such expenses on behalf of the Partnership in the ordinary course of business for the initial retail operation constituting part of the Initial Capital of the Partnership.

                            (f) ANNUAL BUSINESS PLAN

         Within forty-five (45) days of the commencement of each fiscal year of the Partnership, other than the fiscal year commencing January 1, 1994, the Operating Committee shall agree upon a business plan for the operation of the business of the Partnership during the ensuing fiscal year (the "Annual Business Plan"). The Annual Business Plan will set forth an Annual Budget as described in subsection (e) above, and a plan and schedule for the operation of existing retail businesses of the Partnership as well as a plan for the development of additional retail businesses as contemplated by the Partners. The Partnership shall use its best efforts to implement the Annual Business Plan and Annual Budget and each subsequently approved Annual business Plan and Annual Budget in accordance with the terms thereof.

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                                   ARTICLE VII

                                  DISTRIBUTIONS

         Except as otherwise specifically provided in this Agreement, all distributions and withdrawals of any Partnership assets shall be made only as and when determined by unanimous agreement of both Partners and only after the repayment of any loans made to the Partnership by a Partner as required by the terms of such loan. All distributions of any Partnership assets, including those on termination and dissolution of the Partnership, shall be in accordance with their respective Partnership interests.

                                  ARTICLE VIII

                                 FAILURE TO PAY

                         (a) FAILURE OF A PARTNER TO PAY

         For a period of five (5) years after the execution of this Agreement, the Partners agree that all additional contributions to the Partnership shall be in accordance with the terms and conditions of Article III(b) of this Agreement. After five (5) years, however, if a partner fails in its obligation to pay or contribute promptly any amount required hereunder to the Partnership, such obligation shall constitute indebtedness due from such Partner to the Partnership and shall bear interest at the monthly rate of one percent (1%). In addition to the right of the Partnership to recover such indebtedness and interest:

         (i) the other Partner may, but shall not be required to, make such payment contribution (together with interest thereon) to the Partnership on behalf of such defaulting Partner, which if made shall constitute indebtedness due from such defaulting Partner to such other Partner and shall bear interest at the monthly rate of one percent (1%), and

         (ii) such other Partner may at any time recover from the defaulting Partner the amount of such debt and interest and may recover any other damages suffered as a result of such failure to make such a payment or contribution. If such other Partner elects to apply the provision of Section (b) of this Article VIII with respect to such failure, the provisions of this Section (a) shall no longer be applicable with respect to such obligation.

                      (b) CERTAIN CONSEQUENCES AND REMEDIES

         If the amount referred to in Section (a) of this Article VIII that a Partner shall have failed to pay or contribute shall at any time exceed $10,000 in the aggregate, and such failure (hereinafter in this Section (b) called a "default") continues for a period of 120 days after notice thereof to the Defaulting Partner from the other Partner (hereinafter in this Section (b) called the "Non-Defaulting Partner"), which notice shall state that the Non-Defaulting Partner elects to have the provisions of this Section (b) apply, then the remaining Partners who are willing to do so may, but shall not be required to, make a contribution in excess of their proportionate share, in such amounts as said Partners may agree among themselves. If they are unable to agree, then each such Partner who is able and willing to make a contribution shall have the primary right to contribute that portion of such excess computed by the proportion which such contributor's Partnership Interest bears to the aggregate capital interests of all such contributors, and also a secondary right to contribute any remaining portion of such excess which is not desired to be contributed by any other Partner in the exercise of his primary right; if there is more than one Partner desiring to exercise secondary rights, they shall be entitled to contribute the said remaining portion of such excess in the same proportion as stated above with regard to primary rights.

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         After such contributions are made, each Partner's Partnership Interest shall be adjusted and determined by dividing the aggregate contributions of all the Partners to the Partnership since the inception of the Partnership into the aggregate contribution of each Partner. The resulting quotient with respect to each Partner shall be the adjusted Percentage Interest of such Partner.


                                   ARTICLE IX

                     RESTRICTIONS ON TRANSFER OF PARTNERSHIP
                                    INTERESTS

                             (a) PERMITTED TRANSFERS

         Neither Partner may transfer, sell, alienate, assign or otherwise dispose of all or any part of its interest in the Partnership, whether voluntarily, involuntarily or by operation of law, or at a judicial sale or otherwise; provided that nothing herein contained shall be construed to prohibit either

         (i) the transfer of Celex's (a) entire interest in the Partnership to any corporation 100% of the capital stock of each class of which is owned directly or indirectly by Celex, or a corporation under common control with Celex, or (b) the sale of all or substantially all of the assets of Celex or the sale of all the capital stock of Celex; or

         (ii) the transfer of CEM's entire interest in the Partnership to any corporation 100% of the capital stock of each class of which is owned directly or indirectly by CEM.

         In the case of any proposed transfer as described above, such transferee shall, immediately upon such transfer, become a Partner and expressly assume in writing the due and punctual performance of all the obligations of the transferring Partner under this Agreement and consent and undertake in writing to assume and perform all the obligations hereunder not theretofore performed and discharged by such Partner and to execute this Agreement and to be bound by all the terms and provisions hereof; provided further, however, that no such transfer shall be permitted without the express written consent of the non-transferring Partner if such transfer would, in the reasonable opinion of the non-transferring Partner, result in adverse tax consequences to the non-transferring Partner.

                       (b) CONDITION OF PERMITTED TRANSFER

         Whenever pursuant to this Article IX any transferee is entitled to become a Partner, the other Partner shall execute an appropriate instrument admitting such transferee as a Partner.

                     (c) RELEASE UNDER CERTAIN CIRCUMSTANCES

         No transfer or other occurrence referred to above in this Article IX shall release the transferring party of any obligations under this Agreement (and such transferring party shall remain jointly and severally liable hereunder with such transferee corporation) unless the other Partner shall consent thereto, which consent may not be unreasonably withheld.

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                                    ARTICLE X

                             NON-COMPETE PROVISIONS

         (i) After the execution of this Agreement, while CEM shall remain a Partner and, in order to protect the goodwill of the Partnership for a period of one (1) year following the dissolution of the Partnership or any purchase of its Partnership Interest, CEM, George Kuczek, Linda Kuczek and Barry McLaughlin each agree that they will not engage directly or indirectly through any person or entity controlled by them in the marketing or sale of any motivational or self-improvement products other than those of Celex, anywhere (i) in the United States, or (ii) in any foreign jurisdiction in which Celex is engaged in sales or marketing activities; provided, however, if the sale of its Partnership Interest results from a Change in control of Celex, as defined in Article X above, then the provisions of this Section (d) shall terminate as of the date of such purchase. Ownership of less than five percent (5%) of the common stock of any publicly held company shall not be deemed to be a violation of this Paragraph.

         (ii) CEM, George Kuczek, Linda Kuczek and Barry McLaughlin each understand and agree that Celex could not be reasonably or adequately compensated in damages in an action at law for their collective or individual breach of an obligation under this Article. Accordingly, CEM, George Kuczek, Linda Kuczek and Barry McLaughlin specifically agree that, in addition to any other remedies to which Celex may be entitled, Celex shall be entitled to injunctive relief without any requirement for the posting of any bond to enforce the provisions of this Section.


                                   ARTICLE XI

         If a Partner fails to cure any default of its obligations under this Agreement (other than the failure to pay contributions due hereunder as provided for in Article VIII which failure to make contributions shall be governed by the provisions of Article VIII), within thirty (30) days after the effective date of notice of such default, or if the default is of such a character as to reasonable require more than thirty (30) days to cure, and the defaulting Partner shall fail to commence to cure the default within said thirty (30) day period and diligently thereafter to pursue completion of such cure or shall fail to use reasonable diligence in curing its default after the service of notice, then the other Partner, by giving written notice to that effect to the Partnership may cause dissolution of the Partnership as provided for in Article XII below. If the defaulting Partner disputes the existence of a default, the Partners shall arbitrate the issue of whether a default exists in accordance with the provisions of Article XIII hereof.

                                   ARTICLE XII

                         TERM; DISSOLUTION; TERMINATION

                                    (a) TERM

         The Partnership shall continue until terminated in accordance with the provisions of this Article XII. No Partner shall have the right to and each Partner agrees not to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Partnership, except as provided in this Agreement.

                            (b) EVENTS OF DISSOLUTION

         (i)      The Partnership shall dissolve:

                  (A) upon the unanimous written agreement of the Partners to dissolve the Partnership,

                  (B) upon the ninety-ninth anniversary of this Agreement,

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                  (C) upon the occurrence of any of the following: a Partner becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or a Partner applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such Partner or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for a Partner or for a substantial part of its property and is not discharged within thirty-days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of a Partner and if such case or proceeding is not commenced by such Partner, it is consented to or acquiesced in by such Partner or remains for thirty days undismissed.

                  (D) at the option of the non-defaulting Partner, upon a default of a Partner as provided for in Article XI.

         (ii) Upon the dissolution of the Partnership pursuant to either of Subsections (b)(i)(A) or (b)(ii)(B) of this Article XII, the Partnership and its business shall promptly be wound up and terminated. Upon the dissolution of the Partnership caused by any other event set forth in Section (b) of this Article
XII:

                  (A) the Partner as to whom the event described in such sections has occurred (the "Withdrawing Partner") shall immediately cease to be a Partner, and

                  (B) the remaining Partner may send such notices of the dissolution of such persons and entities as the remaining Partner may deem appropriate and necessary under the circumstances,

                  (C) the remaining Partner shall settle the business of the Partnership as promptly as is consistent with obtaining fair market value of the assets, and the liquidation shall be conducted in compliance with law and sound business practices; provided the remaining Partner shall be entitled to determine the sales price and terms of sale of assets of the Partnership in liquidation. Any Partner may make a bid or tender on any part of the Partnership assets, provided such bid is consistent with the fair market value of the Partnership assets.

                  (D) without limiting any other right or remedy of the remaining Partner (hereinafter in this Subsection (E) called the "Purchasing Partner"), the remaining Partner shall have the right and option to acquire the Partnership Interest of the Withdrawing Partner, which option shall be exercised (if at all) by giving notice to the Withdrawing Partner setting forth the intention of the remaining Partner to acquire such Partnership Interest, the purchase price that the Purchasing Partner is willing to pay for such Partnership Interest and the date (which shall not be earlier than thirty days nor later than sixty days from the date such notice is given) upon which such Partnership Interest shall be transferred by the Withdrawing Partner to the Purchasing Partner. The Withdrawing Partner shall be bound by the provision of such notice relating to such purchase price and such date, unless within 60 days after the date of such notice the Withdrawing Partner give the Purchasing Partner notice that such purchase price is unacceptable. If the Withdrawing Partner gives such notice as to unacceptability, the purchase price shall be the fair market value of such Partnership Interest (after taking into consideration any reduction in the Selling Partner's Partnership Interest or the value thereof as a result of the operation of or the events described in Article VIII) determined by arbitration pursuant to Article XI.

                    (c) CONTINUING CONDUCT OF THE PARTNERSHIP

         During the pendency of any arbitration or request for arbitration or of the enforcement of any claim against a Partner for a breach of or for default under the terms of this Agreement, the business and affairs of the Partnership shall be conducted so as to maintain and preserve the value of the Partnership as a going concern. During any period of winding up, the business and affairs of the Partnership shall be conducted as to maintain and preserve the assets of the Partnership in a manner consistent with the winding up of the affairs thereof. Each Partner will indemnify the Partnership and the other Partner against any claim, loss or damage to the Partnership or such other Partner which may result from the Partner's breach of this Section (c).

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

                   (d) LIQUIDATION AND DISTRIBUTION PROCEDURE

         In the event of any liquidation and distribution as a result of the termination of the Partnership, the assets of the Partnership shall be distributed in accordance with the provisions of the Illinois Uniform Partnership Act except as otherwise provided herein.

                             (e) SURVIVAL OF CLAIMS

         Notwithstanding anything to the contrary contained in this Agreement, any claim of any Partner against another Partner hereunder and any claim asserted by any Partner on behalf of the Partnership against another Partner hereunder shall survive any dissolution or termination of the Partnership.

                                  ARTICLE XIII

                                   ARBITRATION

         Either Partner may cause to be submitted to arbitration of all disputes, controversies or questions of interpretation arising out of this Agreement or any breach or default hereunder by giving to the other Partner notice to that effect. The arbitration shall be held in Chicago, Illinois and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect at the time of such arbitration except as follows. The Partner desiring arbitration shall include in its notice to the other Partner the name of the arbitrator chosen by it. Within twenty days after receipt of such notice the Partner receiving notice shall, by written notice to the Partner desiring arbitration, name the arbitrator chosen by it and within twenty days after the appointment of the second arbitrator an additional arbitrator shall be selected by the two arbitrators theretofore appointed; provided, however, if one of the Partners shall have failed to appoint an arbitrator as hereinabove provided, the sole arbitrator appointed by the other Partner shall arbitrate the matter alone. If the two arbitrators shall have failed to select an additional arbitrator within the above stated time, the additional arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit, acting in his individual capacity, or in the event of his failure to appoint the additional arbitrator, by the Chicago Regional Director of the American Arbitration Association. No arbitrator shall be an employee or former employee of the Partnership, either Partner, or an Affiliate of either Partner. After their selection, the arbitrators (or sole arbitrator as the case may be) shall proceed promptly with the arbitration proceedings and shall come to a decision and shall deliver a written report thereof to both Partners no later than ninety days after the selection of the last of their number (or in the case of a sole arbitrator, 110 days after his selection). Each Partner shall pay the cost and expenses of the arbitrator appointed by it and shall share equally the other costs and expenses of the arbitration, including the costs and expenses of the additional arbitrator. The right of either Partner to seek or obtain any remedy pursuant to this Article XI shall be in addition to the remedies provided for in Article X hereof and shall survive the dissolution of the Partnership or the sale and purchase of a Partner's Interest in the Partnership pursuant to Article X hereof.

                                   ARTICLE XIV

                                     GENERAL

                                   (a) NOTICES

         All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States Mail, postage prepaid, by registered or certified mail, with return receipt requested, addressed as follows:

         If to CELEX, to:

         CELEX Group, Inc.
         919 Springer Drive
         Lombard, Illinois 60148
         Attention:  Timothy C. Dillon

         With a Copy to:

         C. Richard Farmer, Esq.
         Carroll, Hartigan & McCauley, Ltd.
         30 North LaSalle Street, Suite 1200
         Chicago, Illinois 60602

         or at such other address as CELEX may have furnished Scott CEM by notice;


         If to CEM:

         George Kuczek
         Celebrating Excellence of Minnesota, Inc.
         Successories Mall of America
         60 East Broadway
         Bloomington, Minnesota 55425

         With a Copy to:
         John Kramer, Esq.
         Dorsey & Whitney
         220 South Sixth Street
         Minneapolis, Minnesota 55402

         or at such other address as CEM may have furnished CELEX by notice.

                                  (b) AMENDMENT

         This Agreement may not be amended except by a written instrument executed by all Partners.

                               (c) APPLICABLE LAW

         This Agreement and the performance of the Partners hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois and no presumption shall be deemed to exist in favor of or against either Partner as a result of the preparation and/or negotiation of hereof.

                              (d) ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and there are not other understandings, representations or warranties, oral or written, relating to the subject matter of this Agreement, which shall be deemed to exist or to bind any of the parties hereto, their respective successors or assigns except as referred to herein.

                             (e) FURTHER ASSURANCES

         Each Partner shall execute such deeds, assignments, endorsements and other instruments and evidences of transfer, give such further assurances and perform such acts as are or may become necessary or appropriate to effectuate and to carry out the provisions of this Agreement. All such deeds, assignments, endorsements and other instruments and evidences of transfer and all other acts of any kind which are to be as of the date of this Agreement shall be delivered or taken as soon as possible following the date of this Agreement.

                                (f) THIRD PARTIES

         No person not a party to this Agreement (including any employee of either Partner or its Parent or the Partnership) shall have or acquire any rights by reason of this Agreement nor shall any party hereto have any obligations or liabilities to such other person by reason of this Agreement.

                      (g) ADMISSION OF ADDITIONAL PARTNERS

         Except as provided in Article IX hereof, no additional Partners may be admitted to the Partnership except upon the unanimous consent of the Partners and upon such terms and conditions as the Partners may agree upon.

                                (h) SEVERABILITY

         If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of the Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                              (i) BINDING AGREEMENT

         Subject to the restrictions on transfers and other dispositions set forth herein, this Agreement shall insure to the benefit of and be binding upon the undersigned Partners and their respective successors and assigns.

                                  (j) HEADINGS

         The headings of Sections in this Agreement are for convenience only and are not a part of this Agreement.

                               (k) ATTORNEY'S FEES

         In any Partner or the Partnership commences an action against any other Partner or the Partnership to interpret or enforce any of the terms of this Agreement or as a result of a breach by any other Partner or the Partnership of any terms hereof, the losing (or defaulting) party shall pay to the prevailing party all reasonable attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether the action is prosecuted to final judgment.

                             (l) EQUITABLE REMEDIES

         In the event of a breach or threatened breach of this Agreement by any Partner, the remedy at law in favor of the other Partners will be inadequate and such other Partners, in addition to any and all other rights which may be available, shall accordingly have the right of specific performance in the event of any breach and the right to an injunction in the event of any threatened breach of this Agreement by any Partner.

                            (m) NO THIRD PARTY RIGHTS

         The provision of this Agreement are for the exclusive benefit of the Partners and the Partnership and no other party (including without limitation any creditor of the Partnership) shall have any right or claim against the Partnership or any Partner by reason of those provisions or be entitled to enforce any of those provisions against the Partnership or any Partner.

                                   ARTICLE XV

                         REPRESENTATIONS AND WARRANTIES

         (a) Each party represents and warrants to the other that it is a corporation duly organized and validly existing and in good standing under the laws of its State of Incorporation and that it has all requisite corporate power and authority to enter into and perform this Agreement and that its entry into and performance of this Agreement does not violate the terms of any prior agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Partner. Each party represents that this Agreement has been duly executed and delivered by it and is a valid and legally binding, enforceable obligation of such Partner.

         (b) As to the Initial Capital, each Partner represents that there is no litigation pending or to their knowledge threatened which in any manner affects the Initial Capital Contributions.

         (c) Each Partner represent that the Initial Capital contributed by it is not subject to any title defects or encumbrances. Each party represents and warrants that it has full right, title and authority to enter into the related documents associated with this Joint Venture Agreement and all related documentation.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in the State of Illinois by their duly authorized officers, effective as of the date and year first above written.


CELEBRATING EXCELLENCE OF               CELEX GROUP, INC.
MINNESOTA, INC.


BY:   _______________________________   BY:   _______________________________

ITS:  _______________________________   ITS:  _______________________________




      _______________________________         _______________________________
      GEORGE KUCZEK                           LINDA KUCZEK


      _______________________________
      BARRY MCLAUGHLIN

                                    EXHIBIT A




CEM: All assets (except cash, cash equivalents and accounts receivable directly related to CEM's current retail operations in the State of Minnesota including, but not limited to the retail stores in the Southdale Center and Ridgedale Shopping Center. The value of inventory on hand at said retail stores shall be applied against those current outstanding amounts payable by CEM to Celex.

                  All right, title and interest in and to the Area Development and Franchise Agreement dated May 26, 1992 by and between CEM and Celex and relating to the State of Minnesota.


CELEX: The commitment and ability to secure a retail location in the Mall of America in Bloomington, Minnesota as well as the ability and commitment to secure funding for the Joint Venture and its operations.

                  All right, title and interest in the development rights and franchise rights for the State of Minnesota.